Exhibit 99.1

The Directors of Actavis, Inc.

400 Interpace Parkway

Parsippany, NJ 07054

United States

Merrill Lynch, Pierce, Fenner & Smith Incorporated

1 Bryant Park

New York, NY 10036

United States

Greenhill & Co., LLC

300 Park Avenue

New York, NY 10022

United States

25 July 2013

Dear Sirs

Actavis, Inc.

We report on the profit forecast comprising the statement by Actavis, Inc. (“Actavis”) in respect of non-GAAP net income, non-GAAP earnings per diluted share and Adjusted EBITDA of Actavis, Inc. and its subsidiaries (together, the “Actavis Group”) for the year ending 31 December, 2013 (the “Profit Forecast”) as set out in Actavis’ second quarter earnings announcement dated 25 July 2013. The bases and assumptions upon which the Profit Forecast is based are set out in the appendix hereto.

This report is required by Rule 28.3(a) of the Irish Takeover Panel Act 1997, Takeover Rules, 2007 (as amended) (the “Rules”) and is given for the purpose of complying with that rule and for no other purpose.

Responsibilities

It is the responsibility of the directors of the Actavis (the “Directors”) to prepare the Profit Forecast in accordance with the requirements of Rules.

It is our responsibility to form an opinion as required by Rule 28.3(a) of the Rules as to the proper compilation of the Profit Forecast and to report that opinion to you.

Save for any responsibility which we may have to those persons to whom this report is expressly addressed and for any responsibility arising under Rule 28.3(a) of the Rules to any person as and to the extent there provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report.

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017 T: (646) 471 3000,

F: (813) 286 6000, www.pwc.com/us

Basis of Preparation of the Profit Forecast

The Profit Forecast has been prepared on the basis stated in the appendix hereto and is based on the unaudited interim financial results for the 6 months ended 30 June 2013 and a forecast to 31 December 2013. The Profit Forecast is required to be presented on a basis consistent with the accounting policies of the Actavis Group.

Basis of Opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board for use in the United Kingdom and Ireland. Our work included evaluating the basis on which the historical financial information included in the Profit Forecast has been prepared and considering whether the Profit Forecast has been accurately computed based upon the disclosed assumptions and the accounting policies of the Actavis Group. Whilst the assumptions upon which the Profit Forecast are based are solely the responsibility of the Directors, we considered whether anything came to our attention to indicate that any of the assumptions adopted by the Directors which, in our opinion, are necessary for a proper understanding of the Profit Forecast have not been disclosed or if any material assumption made by the Directors appears to us to be unrealistic.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Profit Forecast has been properly compiled on the basis stated.

Since the Profit Forecast and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we can express no opinion as to whether the actual results reported will correspond to those shown in the Profit Forecast and differences may be material.

Our work on the Profit Forecast does not constitute an audit. Our work has not been carried out in accordance with auditing standards generally accepted in the United States of America or auditing standards of the Public Company Accounting Oversight Board (United States) nor does it constitute an examination, compilation or review under those standards. Accordingly, it should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion, the Profit Forecast has been properly compiled on the basis of the assumptions made by the Directors and the basis of accounting used is consistent with the accounting policies of the Actavis Group.

Yours faithfully

PricewaterhouseCoopers LLP

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